EXHIBIT 7

COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

CRH GAAP		2009	2008	2007	2006	2005	2004	2004	2003	2002
		IFRS	IFRS	IFRS	IFRS	IFRS	IFRS
Earnings:
Pre-tax income pre-Minority Interests	euro’m	732	1,628	1,904	1,602	1,279	1,104
Add back Share of Equity Investee Interest	euro’m	—	—	—	—	16	14
Add back Share of JV Interest	euro’m	7	13	14	17	—	—
Deduct Share of Equity Investee PBIT - JVs	euro’m	(94)	(137)	(113)	(43)	(81)	(62)
Deduct Share of Equity Investee PBIT - Associates	euro’m	—	—	—	—	(38)	(28)
Deduct Share of Equity Investee PAT - Associates	euro’m	(48)	(61)	(64)	(47)	—	—
Deduct Share of Equity Investee Loss on Asset Sale	euro’m	(1)	(1)	—	(5)	(1)	(2)
Add Share of Equity Investee Goodwill Amortisation	euro’m	—	—	—	—	—	—
Add back Fixed Charges	euro’m	493	529	456	374	265	211
Add Back Amortised Capitalised Interest	euro’m	—	—	—	—	—	—
Distributed Income of Equity Investees	euro’m	89	88	61	51	37	30
Deduct Interest Capitalised	euro’m	—	—	—	—	—	—
Preference dividends of consolidated Subsidiaries	euro’m	—	—	—	—	—	—
Minority Interest in subsidiaries not incurring fixed charges	euro’m	—	—	—	—	—	—

	euro’m	1,178	2,059	2,258	1,949	1,477	1,267

Fixed charges:
Interest expensed	euro’m	377	411	358	295	201	155
Interest capitalised	euro’m	10	13	3	—	—	—
Amortised premiums and discounts related to indebtedness	euro’m	—	—	—	—	—	—
Amortised expenses related to indebtedness	euro’m	—	—	—	—	—	—
Estimated Interest element rental expense (see sheet 2)	euro’m	106	105	95	79	64	56
Preference dividends of consolidated Subsidiaries	euro’m	—	—	—	—	—	—

	euro’m	493	529	456	374	265	211

Ratio of earnings to fixed charges	CRH GAAP	2.4	3.9	5.0	5.2	5.6	6.0

		2009	2008	2007	2006	2005		2004	2003	2002
		IFRS	IFRS	IFRS	IFRS	IFRS		Irish	Irish	Irish
Pre-tax income under CRH GAAP	euro’m				1,602	1,279		1,017	864	856
US GAAP Adjustments
Stock-based employee compensation	euro’m				(71)	(52)		(25)	(5)	19
Goodwill Amortisation	euro’m				(29)	(28)		60	46	41
Asset Retirement Obligations	euro’m				—	—		(4)	(1)	—
Provisions/Discounting	euro’m				3	—		—	—	—
Gains/(losses) on hedging instruments	euro’m				(1)	4		(16)	(20)	12
Adjustment to eliminate Revaluation Surplus:
-depreciation	euro’m				—	1		—	3	—
-profit on disposal	euro’m				—	—		—	—	—
Pensions	euro’m				(58)	(19)		(14)	(16)	16
Mineral Reserves Depletion	euro’m				(7)	—		—	—	—
Debt Issue Expenses Incurred and written-off	euro’m				—	—		—	—	—
Amortisation of Issue Expenses	euro’m				—	—		—	—	—

Pre-tax income under US GAAP	euro’m				1,439	1,185		1,018	871	944

US GAAP		2009	2008	2007	2006	2005		2004	2003	2002
Earnings:
Pre-tax income pre-Minority Interests	euro’m				1,439	1,185		1,018	871	944
Add back Share of Equity Investee Interest	euro’m				—	16		14	5	7
Add back Share of JV Interest	euro’m				17	—		—	—	—
Deduct Share of JV PBIT	euro’m				(43)	(81)		(67)	(40)	(34)
Deduct Share of Equity Investee PAT - Associates					(47)	—		—	—	—
Deduct Share of Equity Investee Loss on Asset Sale	euro’m				(5)	(1)		(2)	(1)	(1)
Add Share of Equity Investee Goodwill Amortisation	euro’m				—	—		8	2	2
Add back Fixed Charges	euro’m				374	265		215	199	235
Add Back Amortised Capitalised Interest	euro’m				—	—		—	—	—
Distributed Income of Equity Investees	euro’m				51	37		30	19	24
Deduct Interest Capitalised	euro’m				—	—		—	—	—
Preference dividends of consolidated Subsidiaries	euro’m				—	—		(8)	(9)	(11)
Minority Interest in subsidiaries not incurring fixed charges	euro’m				—	—		—	—	—

	euro’m				1,786	1,421		1,208	1,046	1,166

Fixed charges:
Interest expensed	euro’m				295	201		153	141	176
Interest capitalised	euro’m				—	—		—	—	—
Amortised premiums and discounts related to indebtedness	euro’m				—	—		—	—	—
Amortised expenses related to debt - CRH GAAP	euro’m				—	—		—	—	—
Amortised expenses related to indebtedness	euro’m				—	—		—	—	—
Estimated Interest element within rental expense	euro’m				79	64		54	49	48
Preference dividends of consolidated Subsidiaries	euro’m				—	—		8	9	11

	euro’m				374	265		215	199	235

Ratio of earnings to fixed charges	US GAAP				4.8	5.4		5.6	5.3	5.0